                                                                   EXHIBIT 10.11


                              EMPLOYMENT AGREEMENT

     This Agreement (this "AGREEMENT") was entered into on the 13 September 2000 between

     PARTIES:

     THOMAS CHU of Apt 1C Park Villa, 37 Island Road, Deep Water Bay, Hong Kong (the "Executive"); and

     SUPPLY CHAIN SERVICES LIMITED, a company incorporated in Hong Kong, the SAR and having its offices at 8/F Guangdong Textile Center, 22 Minden Avenue, Tsimshatsui, Kowloon, Hong Kong SAR (the "Company").

     WHEREAS the Company wishes to employ the Executive in the capacity of Managing Director of the Company.

     NOW IT IS HEREBY AGREED as follows:-


1    TERMS OF EMPLOYMENT

     The Company hereby appoints the Executive in the capacity of Managing Director of the Company in accordance with the terms and conditions hereinafter stated in this Agreement. Such employment shall commence on 13 September 2000 upon agreement between the Company and the Executive (the "Commencement Date") and shall continue for a period of three (3) years from the Commencement Date, unless earlier terminated in accordance with Clause 10 hereof (the "Employment Term").


2    DUTIES

     2.1  For the duration of this Agreement the Executive shall:-

          (i) In his capacity, supervise and manage all aspects of the Company's operations, assist in developing, marketing and promoting the Company's its subsidiaries and its businesses, including but not limited to the businesses related to supply chain services and the business-to-business Supply Chain Software programs (the "Supply Chain Software") and perform other related activities as determined by the Board of Directors of the Company (the "Board of Directors");

          (ii) In the discharge of his duties and in the exercise of his powers observe and comply with all requests, resolutions, regulations and directions from time to time made or given by the Company and the Board of Directors; and

          (iii) Use his best endeavours to develop and expand the business of the Company and its subsidiaries.

     2.2 The Executive shall at all times keep the Company and the Board of Directors promptly and fully informed of his conduct of the business or affairs of the Company and promptly provide such information and reports as the Company and the Board may from time to time require in connection therewith.

     2.3 The Executive shall assess, produce and work out the complete, comprehensive and entire work flow and process of the supply chain software in the form of detailed flow process charts, logistical flow charts, diagrams and templates and descriptive documentation and shall produce such process flows which are within his control to produce and provide an overall technical assessment reasonably acceptable to both parties.

     2.4 In addition to and in conjunction with Clause 2.3, the Executive shall provide expertise to assist the Company's own technical team or its technical contractor in the development of the Supply Chain Software system.

     2.5 The Executive shall ensure the application of the Supply Chain Software solutions be adequately tested, debugged and accepted for operational purposes. He shall also be responsible for any enhancement and upgrading of the said Supply Chain Software.

     2.6 The Company may cause the Executive to be elected to the Board of Directors, and/or appoint as Chairman of the Board of Directors but shall not be entitled to any additional compensation.


3    REMUNERATION

     3.1 The Company shall pay to the Executive during the continuance of this Agreement the following salary on the following terms:

          (i) BASIC SALARY - The Executive shall be paid an initial salary of US$15,500 per month, payable in arrears on the last day of each calendar month. The Basic Salary is payable to the Executive on a 13-month basis. The 13-month salary will be paid to the Executive in January of each year.

          (ii) STAFF QUARTERS - The Executive shall be entitled to a staff quarters to be fully paid by the Company. The monthly rental shall not exceed HK$50,000 per month.

          (iii) ANNUAL BONUS - In addition to other compensation payable hereunder, the Board of Directors may, in its sole and absolute discretion, grant the Executive an annual bonus for each year during the Employment Term. If granted, any bonus shall be paid to the Executive no later than March 31st each year.

          (iv) AUTOMOBILE ALLOWANCE - The Company shall provide the Executive with an automobile for the exclusive use of the Executive, and shall pay for the reasonable cost of a driver and all costs related to the Executive's business-related use of the automobile, including gasoline, insurance, maintenance, repairs and operating costs.

          (v) REASONABLE EXPENSES - The Company shall pay or reimburse the Executive for any reasonable expenses incurred by the Executive for the business of the Company, on the basis consistent with policies and guidelines approved by the Company and in effect from time to time.

     3.2 The Company shall conduct an annual appraisal of the Executive in December of each year.

     3.3 The annual increment on the Executive's basic salary will be granted at the discretion of the Board of Directors, and if granted, the new salary will take into effect in January of each year.

     3.4 The Executive is entitled to an Incentive Scheme as defined as follows:-

          - 1% overriding commission on the Company's gross revenue for revenues between US$0 to 10,000,000

          - 0.5% overriding commission on the Company's gross revenue for revenues between US$10,000,001 and above.


4    STOCK OPTIONS

     4.1 The Executive shall be eligible for any stock options scheme, which will be adopted by the Board of Directors at a later stage.

     4.2 In the event the Executive's employment is terminated earlier pursuant to the break clause as described in Clause 10.1 below, that portion of the Option not yet vested at that time will be cancelled.


5    HOLIDAYS AND OTHER ENTITLEMENTS

     5.1 The Executive shall be entitled to 24 days of holiday per annum in addition to statutory public holidays. However, upon termination of the employment hereunder, the Executive shall be in no event entitled to compensation for accrued vacation and time in excess of the number of days of vacation that the Executive has accrued during the last twelve (l2) months of employment with the Company and which has not been used.

     5.2 Subject to all eligibility requirements and legal limitations, the Executive shall be entitled to participate in any and medical insurance plans, pension plans and long term disability insurance plans and/or other benefit plans which from time to time may be established for other employees of the Company.


6    PLACE AND HOURS OF EMPLOYMENT

     6.1 The Executive's place of employment shall be the Hong Kong SAR and the People's republic of China, although the executive may be required to travel to other countries from time to time to carry out his duties under this Agreement.

     6.2 The Executive shall carry out his duties between the hours of 9:00 and 18:00 from Monday to Friday and such further hours as may from time to time as deem necessary by the nature of the Company's business, operations and objectives.


7    RESTRICTIVE COVENANT NOT TO COMPETE

     7.1 During the Employment Term and 6 months after the termination of the Executive's employment, the Executive shall not (except with prior written approval of the Company) be directly or indirectly engaged or participated or interested in any other business which is in any respect in competition with or in opposition to any business for the time being conducted by the Company.

     7.2 The Executive agrees that he will not directly or indirectly employ or attempt to employ any of the Company's employees or induce or encourage any of the Company's employees to seek or take employment other than with the Company.

     7.3 The Executive's failure to comply with the provisions of this Clause 7 shall give the Company the right to terminate any benefits or compensation to which the Executive may be otherwise be entitled, following termination of his employment hereunder.

     7.4 If any provisions of this Clause 7 as applied to any party or circumstances, shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision and any other circumstances or the validity or enforceability of this Agreement. If any provision of this Clause 7 or any part thereof, is held to be unenforceable, the court making such determination shall have the power to modify such provisions so that the restriction imposed thereby is no greater than what would otherwise be permissible under the applicable law.


8    CONFIDENTIALITY

     8.1 The Executive agrees that during the term of his employment with the Company and for the period of one (1) year following the termination of the Executive's employment with the Company to hold in the strictest confidence, and not to use or disclose to any person, firm or corporation, any Confidential Information of the Company (the "Confidential Information"), pertaining to any technical data, source codes, software programs, trade secrets, know-how and other information of a similar nature (whether or not originated by the Executive and whether or not reduced to writing or designated as confidential), which is used in the Company's business and:

          (i)  is proprietary to, about or created by the Company;

          (ii) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or disclosure of which could be detrimental to the interests of the Company;

          (iii) is designated as Confidential Information by the Company, or from all the relevant circumstances should reasonably be assumed to be confidential and proprietary to the Company; or

          (iv)  is not generally known by non-personnel.

                This obligation shall extend to all Confidential Information known to the Executive, whether it was disclosed to the Executive either directly or indirectly in writing, orally or by illustration or observations.

     8.2 The Executive shall not be required to maintain confidentiality with respect to the following:-

          (i) information which is or becomes part of the public domain otherwise than as a result of a breach of Clause 8.1;

          (ii) information obtained from a third party legitimately possessing such information and not under any obligation of secrecy or confidentiality to the Company;

          (iii) information which the Executive needs to disclose to his legal advisers, accountants or financial advisers in order to obtain professional advice;

          (iv) information that the Executive is required to disclose pursuant to any law or order of any court or pursuant to any direction, request or requirement of any governmental or other authority having jurisdiction over the Executive; or

          (v) information that the Executive needs to disclose to other employees of the Company that is necessary for the proper discharge of their duties, on a need to know basis.

     8.3 All notes, memoranda, records and writings, electronic files etc. made by the Executive or in his possession relating to the business of the Company shall be and remain the property of the Company and shall be handed over by him to the Company from time on demand by the Company, and in any event, upon the termination of this Agreement.

     8.4 The Executive agrees that he will not, during his employment with the Company, improperly use or disclose any confidential or proprietary information or bring onto the premises of the Company any tangible confidential or proprietary information belonging to any former employer or other person or entity.

     8.5 The Executive recognizes that the Company may receive confidential or proprietary information from third parties. The Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it as necessary in carrying out his work for the Company consistent with the Company's agreement with such third party.

     8.6 The Executive acknowledges that, in the event of a breach of any of his covenants under this Clause 8, there is not an adequate remedy at law and that, therefore, the Company, shall be entitled to injunctive or other equitable relief, in addition to other available remedies, including the recovery of damages.


9    INTELLECTUAL PROPERTY

     9.1 All rights of any nature whatsoever, whether legal or beneficial or moral, including without limitation to any software program, codes, copyright, business name, patent, trade mark, design rights and any other intellectual property rights in all materials developed, written, created and/or prepared by the executive in the course of his employment with the Company in relation to carrying out his duties under this Agreement, shall vest with the Company. The Executive shall not do anything that could endanger the vesting, maintenance or enforcement by the Company of such rights.

     9.2 The provisions of this Clause 9 shall survive the expiry or termination of this Agreement.


10   TERMINATION

     10.1 The Company or the Executive, at its own discretion, may terminate this Agreement by giving a 6 months notice in writing or payment in lieu of 6 months notice.

     10.2 This Agreement may be terminated forthwith by the Company without prior notice:-

          (i)  Upon the following events:-

               (a) Negligence - the Executive to be habitually neglectful in his duties;

               (b) Material Breach - the Executive to commit any irredeemable or serious or persistent material breach of any of the provisions herein contained;

               (c) Commitment of Criminal Offence - the Executive to be convicted of any criminal offence (other than minor offence which is in reasonable opinion of the Company does not affect his ability or the perception of his ability to perform his duties and his position);

               (d) Disability - the Executive to become permanently incapacitated by accident or ill-health from performing his duties under this Agreement and for the purpose of this sub-clause incapacity for six (6) consecutive months or for an aggregate period of time in any period of twelve (12) months shall be deemed to be permanent incapacity; or

               (e)  Death - the Executive's death.

          (ii) on any other ground where an employer would be entitled to terminate an employment contract without notice at common law or by virtue of the operation of any statutory provisions.

     10.3 On the termination of this Agreement, the Executive shall deliver to the Company all books, documents, papers, materials and any other property relating to the business of the Company which may then be in his possession.

     10.4 In the event that the Executive is terminated Without Cause during the first two (2) years of the initial three (3) year term, the Company shall pay the Executive compensation equivalent to one (l) year's Base Salary under Clause 3.l, plus medical benefits under Clause 5.2. If the Executive is terminated Without Cause after the first two (2) years of the initial three (3) years term, the Executive shall be entitled to continue to receive Base Salary under Clause 3.1 and medical benefits until the expiration of the initial three (3) year term. All amounts paid under this Clause shall be paid in accordance with the Company's usual payroll practices as they exist from time to time.


11   INTERPRETATIONS

     11.1 The headings to the Clauses are solely for the purpose of convenience and have no legal effect.

     11.2 Unless the context otherwise requires, words herein importing the masculine, feminine or neuter gender shall include the others of them and words herein importing the singular shall include the plural and vice versa.


12   NOTICES

     12.1 Any notice given under or in connection with this Agreement must be in writing and shall be delivered personally or sent by registered post. The address for service of either party shall be his or its address as stated in this Agreement or if any other address for service has previously been notified in writing to the server, the address so notified.

     12.2 Any such notice shall be deemed to have been served:-

          (i)  if personally delivered, at the time of delivery; or

          (ii) if posted, at the expiry of two business days after it was posted


13   JURISDICTION AND GOVERNING LAW

     13.1 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong SAR and the parties hereto submit to the exclusive jurisdiction of the Courts of the Hong Kong SAR in the determination of any dispute arising hereafter.

14   MODIFICATIONS AND WARRANTIES

     14.1 No term or provision of this Agreement shall be varied or modified except by written instrument signed by both parties hereto.

     14.2 This Agreement sets out full and entire agreement between the parties hereto and supercedes any previous agreements, warranties, commitments or understandings, written or verbal between two parties.

     14.3 If at any time any term or provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part thereof shall to that extent be deemed not to form part of this Agreement, but the enforceability of the remainder of this Agreement shall not be affected.

     14.4 Neither party to this Agreement shall assign, encumber or dispose of any of its or his rights and/or obligations under or in connection with this Agreement without prior written consent of the other party.

          IN WITNESS whereof the parties hereto have set their respective hands the day and year first above written.



SIGNED                              )
THOMAS CHU                          )
"EXECUTIVE"                         )
In presence of:-                    )      /s/ Thomas Chu
                                           --------------



SIGNED                              )
For and on Behalf of                )
SUPPLY CHAIN SERVICES LIMITED       )
"COMPANY"                           )
In presence of:-                    )      /s/ Pauline Chu
                                           ---------------


        /s/ Tsang Sau Ping
        ------------------